Exhibit 99.1

ADMA Biologics Announces Partial Paydown of Revolving Credit Facility

Cash on Hand Utilized to Repay $30 Million of Revolving Credit Facility to Ares Capital with No Prepayment Penalties

Lowers ADMA’s Total Debt to $105 Million, a 22% Reduction

Further Supports Earnings Growth Outlook

RAMSEY, N.J. and BOCA RATON, FL, August 14, 2024 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty biologics, today announced it has repaid $30 million from its original $72.5 million revolving credit facility with Ares Capital. Following the partial paydown, ADMA has reduced its total gross debt to $105 million, comprised of its existing $62.5 million term loan and $42.5 million now outstanding under its revolving credit facility. The partial paydown was funded by utilizing cash on hand.

"ADMA’s organically generated cash flow has enabled the pay down of $30 million of our revolving credit facility,” said Adam Grossman, President and Chief Executive Officer of ADMA. “The paydown reduces our total gross debt by 22%, and the lowered interest expense is expected to further enhance our earnings growth potential in the immediate periods ahead. This decision is a testament to our confidence in the sustained growth of earnings and the anticipated ongoing cash generation. We expect to further reduce and optimize ADMA’s cost of both debt and equity capital going forward.”

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA)-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty biologics and human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA holds numerous U.S. and foreign patents related to and encompassing various aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “confident,” “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements about the Company’s future results of operations, including, but not limited to, the Company’s earnings growth outlook, cash balance and cost of debt and equity capital, as well as expected benefits from paying down outstanding debt. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

INVESTOR RELATIONS CONTACT:
Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com